EXHIBIT 10.27

AGREEMENT FOR RESTRICTED STOCK AWARD
This Agreement for Restricted Stock Award (the "Agreement") is between FIRST FINANCIAL BANCORP., an Ohio corporation (the "Corporation"), and <Participant Name> (the "Grantee") who, as of <Enter Grant Date> which is the date of this Agreement, is an employee of the Corporation or a Subsidiary (as defined below).
WHEREAS, the Corporation established the 2012 Stock Plan (the "Plan") and a Committee of the Board of Directors of the Corporation designated in the Plan (the "Committee") approved the execution of this Agreement containing the Restricted Stock Award to the Grantee upon the terms and conditions hereinafter set forth:
NOW THEREFORE, in consideration of the mutual obligations contained herein, it is hereby agreed:

1.
Award of Restricted Stock. The Corporation hereby awards to Grantee as of the date of this Agreement <Enter Number of Shares Granted> shares of restricted Common Stock of the Corporation ("Common Stock"), without par value, in consideration of services to be rendered.

2.
Restrictions on Transfer. The shares of restricted Common Stock so received by the Grantee and any additional shares attributable thereto received by the Grantee as a result of any stock dividend, recapitalization, merger, reorganization or similar event are subject to the restrictions set forth herein and may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restriction Period, except as permitted hereby.

3.
Restriction Period. The Restriction Period as used in this Agreement shall mean the period that begins as of the date of this Agreement and ends with respect to the restricted Common Stock granted under this Agreement as of the applicable anniversary date(s) of the date of this Agreement (the "Anniversary Dates") as set forth below in the Vesting Schedule. The ending of the Restriction Period also may be referred to in this Agreement as the vesting of the restricted Common Stock or as when the Common Stock vests.

Notwithstanding the foregoing or anything in this Agreement to the contrary, if the Committee determines that (i) there has been a Change in Control (as such term is defined in the Plan), and (ii) within 12 months following the Change in Control the Grantee experiences either a material reduction in base compensation of at least 10%, or loss of employment other than for cause, the Restriction Period ends with respect to such shares of restricted Common Stock as of the date such reduction in base compensation or loss of employment becomes effective. At such time, all Common Stock shall become fully vested and transferable.
The Committee may, at the time of the granting to the Grantee of the restricted Common Stock or at any time thereafter, reduce or terminate the Restriction Period otherwise applicable to all or any portion of the restricted Common Stock.
Vesting Schedule
Shares of Common Stock
Anniversary Date        First Eligible to Vest on
Group        of this Agreement        Indicated Anniversary Date
A        1st anniversary date            33.33%
B        2nd anniversary     date            33.33%
C        3rd anniversary date            33.34%

4.
Forfeiture and Clawback Provision. Notwithstanding any other provision of this Agreement, Grantee hereby agrees that if his or her employment with the Corporation or a Subsidiary is terminated for any reason, voluntarily or involuntarily, whether by retirement, resignation or dismissal for cause or otherwise, and such termination is prior to the ending of the Restriction Period applicable to any shares of the restricted Common Stock, the Grantee's ownership and all related rights with respect to all shares of Common Stock for which the Restriction Period has not ended as of the date that the termination of employment occurs will be forfeited automatically as of the date that such termination of employment occurs, and the Corporation automatically will become the sole owner of such shares as of such date.

Notwithstanding the foregoing, upon the termination of Grantee’s employment with the Corporation as a result of Grantee’s death or disability, as determined by the Corporation, the Restriction Period shall lapse as to all shares of restricted Common Stock, and all Common Stock shall become fully vested and transferable.
A transfer of the Grantee's employment between Subsidiaries or between any Subsidiary and the Corporation will not be considered a termination of employment for purposes of this Agreement. Notwithstanding the foregoing, a Grantee's employment will be considered terminated for purposes of this Agreement as of the date that the Grantee's employing Subsidiary ceases to be a Subsidiary for any reason, unless prior to or as of such date the Grantee's employment is transferred to the Corporation or to a remaining Subsidiary.
Any award or issuance of shares under the 2012 Stock Plan is subject to any Corporation clawback policy as may be amended from time to time.

5.	Issuance of Stock Awards.

(a)
Upon award of the restricted Common Stock to the Grantee shares of restricted Common Stock shall be evidenced by a book entry registration by the Corporation for the benefit of the Grantee. Each such registration will be held by the Corporation or its agent. Any restricted Common Stock of the Corporation resulting from any stock dividend, recapitalization, merger, reorganization or similar event will also be held by the Corporation or its agent. All such Common Stock evidenced thereby will be subject to the forfeiture provisions, limitations on transferability and all other restrictions herein contained.

(b)
With regard to any shares of restricted Common Stock which cease to be subject to restrictions pursuant to Section 3, the Corporation will, within sixty (60) days of the date such shares cease to be subject to restrictions, transfer Common Stock for such shares free of all restrictions set forth in the Plan and this Agreement to the Grantee or the Grantee's designee, or in the event of such Grantee's death subsequent to expiration of the Restriction Period, to the Grantee's legal representative, heir or legatee.

(c)
By accepting shares of restricted Common Stock, the Grantee agrees not to sell shares at a time when applicable laws or the Corporation’s rules prohibit a sale. This restriction shall apply as long as the Grantee is an employee, consultant or director of the Corporation or a Subsidiary. The Grantee agrees, if requested by the Corporation, to hold such shares for investment and not with a view of resale or distribution to the public, and if requested by the Corporation, the Grantee must deliver to the Corporation a written statement satisfactory to the Corporation to that effect.

6.	Shareholder's Rights. Subject to the terms of this Agreement, during the Restriction Period:

(a)
The Grantee will have, with respect to the restricted Common Stock, the right to vote all shares of the restricted Common Stock received under or as a result of this Agreement, including shares which are subject to the restrictions on transfer in Section 2 and to the forfeiture provisions in Section 4 and (if applicable) the holding requirements in Section 5 of this Agreement.

(b)
The Grantee shall not be paid any dividends with respect to the restricted Common Stock until each Restricted Period ends. At the time of vesting, the Grantee shall receive a cash payment equal to the aggregate dividends (without interest) that the Grantee would have received if the Grantee had owned all the shares in which the Grantee had vested for the period beginning on the date of grant of those shares, and ending on the date of vesting. By way of example, when the Restricted Period ends for Group B awards, Grantee will be entitled to two years of accumulated dividends from the date of grant to the 2nd anniversary date. No dividends shall be paid to the Grantee with respect to any shares of restricted Common Stock that are forfeited by the Grantee.

7.
Regulatory Compliance. The issue of shares of restricted Common Stock and Common Stock will be subject to full compliance with all then-applicable requirements of law and the requirements of the exchange upon which Common Stock may be traded, as set forth in the Plan. Furthermore, the Corporation shall have the right to refuse to issue or transfer any shares under this Agreement if the Corporation, acting in its absolute discretion determines that the issuance or transfer of such Common Stock might violate any applicable law or regulation.

8.
Withholding Tax. The Grantee agrees that, in the event that the award and receipt of the restricted Common Stock or the expiration of restrictions thereon results in the Grantee's realization of income which for federal, state or local income tax purposes is, in the opinion of counsel for the Corporation, subject to withholding of tax at source by the Grantee's employer, the Grantee will pay to such Grantee's employer an amount equal to such withholding tax or make arrangements satisfactory to the Corporation regarding the payment of such tax (or such employer on behalf of the Corporation may withhold such amount from Grantee's salary or from dividends paid by the Corporation on shares of the restricted Common Stock or any other compensation payable to the Grantee). Alternatively, if the Grantee makes a proper Code Section 83(b) election, the Grantee must notify the Corporation in accordance with the requirements of Code Section 83(b) and promptly pay the Corporation the applicable federal, state and local withholding taxes due with respect to the shares of restricted Common Stock subject to the election.

9.
Investment Representation. The Grantee represents and agrees that if he or she is awarded and receives the restricted Common Stock at a time when there is not in effect under the Securities Act of 1933 a registration statement pertaining to the shares and there is not available for delivery a prospectus meeting the requirements of Section 10(A)(3) of said Act, (i) he or she will accept and receive such shares for the purpose of investment and not with a view to their resale or distribution, (ii) that upon such award and receipt, he or she will furnish to the Corporation an investment letter in form and substance satisfactory to the Corporation, (iii) prior to selling or offering for sale any such shares, he or she will furnish the Corporation with an opinion of counsel satisfactory to the Corporation to the effect that such sale may lawfully be made and will furnish the Corporation with such certificates as to factual matters as the Corporation may reasonably request, and (iv) that certificates representing such shares may be marked with an appropriate legend describing such conditions precedent to sale or transfer.

10.
Federal Income Tax Election. The Grantee hereby acknowledges receipt of advice that, pursuant to current federal income tax laws, (i) he or she has thirty (30) days in which to elect to be taxed in the current taxable year on the fair market value of the restricted Common Stock in accordance with the provisions of Internal Revenue Code Section 83(b), and (ii) if no such election is made, the taxable event will occur upon expiration of restrictions on transfer at termination of the Restriction Period and the tax will be measured by the fair market value of the restricted Common Stock on the date of the taxable event.

11.
Adjustments. If, after the date of this Agreement, the Common Stock of the Corporation is, as a result of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures or other change in corporate structure of the Corporation, increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, then:

(a)
there automatically will be substituted for each share of restricted Common Stock for which the Restriction Period has not ended granted under the Agreement the number and kind of shares of stock or other securities into which each outstanding share is changed or for which each such share is exchanged; and

(b)
the Corporation will make such other adjustments to the securities subject to provisions of the Plan and this Agreement as may be appropriate and equitable; provided, however, that the number of shares of restricted Common Stock will always be a whole number.

12.	Non‑solicitation and Non-disclosure of Confidential Information.

(a)
Non‑solicitation of Clients. During the Grantee’s employment with the Corporation or any Affiliated Companies (as defined below) and for a period of one year after Grantee is no longer employed by any Affiliated Companies, Grantee shall not, directly or indirectly, whether individually or as a shareholder or other owner, partner, member, director, officer, employee, independent contractor, creditor or agent of any person (other than for the Corporation or any Affiliated Companies):

(1)	Solicit (as defined below) any person or entity located in the Restricted Territory for the provision of any Restricted Services;

(1)
Solicit or attempt in any manner to persuade any client or customer of any Affiliated Companies to cease to do business, to refrain from doing business or to reduce the amount of business which any client or customer has customarily done or contemplates doing with any of the Affiliated Companies; or

(2)	Interfere with or damage (or attempt to interfere with or damage) any relationship between any Affiliated Company and any client or customer.

(b)
Non‑solicitation of Employees; No Hire. During the Grantee’s employment with the Corporation or any Affiliated Companies and for a period of one year after Grantee is no longer employed by the Corporation or any Affiliated Companies, Grantee shall not, directly or indirectly, whether individually or as a shareholder or other owner, partner, member, director, officer, employee, independent contractor, creditor or agent of any person (other than for any Affiliated Company):

(1)
Solicit any employee, officer, director, agent or independent contractor of any Affiliated Company to terminate his or her relationship with, or otherwise refrain from rendering services to, any Affiliated Company, or otherwise interfere or attempt to interfere in any way with any Affiliated Company’s relationship with any of its employees, officers, directors, agents or independent contractors; or

(2)	Employ or engage any person who, at any time within the two‑year period immediately preceding such employment or engagement, was an employee, officer or director of any Affiliated Company.

(c)	Non-disclosure of Confidential Information.

(1)
During Grantee’s employment with Corporation or any Affiliated Company and after the termination of such employment for any reason, Grantee shall not, without the prior written consent of the General Corporate Counsel of Corporation (or such person’s designee) or as may be otherwise required by law or legal process, communicate or divulge any Confidential Information to any person or entity other than Corporation or an Affiliated Company, their employees, and those designated by Corporation or an Affiliated Company, or use any Confidential Information except for the benefit of Corporation or an Affiliated Company. Upon service to Grantee of any subpoena, court order or other legal process requiring Grantee to disclose Confidential Information, Grantee shall immediately provide written notice to Corporation of such service and the content of any Confidential Information to be disclosed.

(2)
Immediately upon the termination of Grantee’s employment with Corporation or an Affiliated Company for any reason, Grantee shall return to Corporation or the applicable Affiliated Company all Confidential Information in Grantee’s possession, including but not limited to any and all copies, reproductions, notes, or extracts of Confidential Information in paper or electronic form.

(d)
Defined Terms. Unless otherwise defined in this Agreement, capitalized terms shall have the same meaning as that in the Plan. For purposes of this Agreement, the following terms shall have the meaning set forth below:

(1)
“Affiliated Companies” shall mean the Corporation, all of its subsidiaries, and any other entities controlled by, controlling, or under common control with the Corporation, including any successors thereof, except that, following the consummation of a Change in Control, for purposes of Sections 12(a) and 12(b), Affiliated Companies shall be limited to the Corporation and it subsidiaries as of immediately prior to the consummation of such Change in Control.

(2)	“Change in Control” has the meaning given such term in the Corporation’s 2012 Stock Plan, as in effect on the Effective Date.

(3)
“Confidential Information” shall mean all trade secrets, proprietary data, and other confidential information of or relating to any Affiliated Company, including without limitation financial information, information relating to business operations, services, promotional practices, and relationships with customers, suppliers, employees, independent contractors, or other parties, and any information which any Affiliated Company is obligated to treat as confidential pursuant to any course of dealing or any agreement to which it is a party or otherwise bound, provided that Confidential Information shall not include information that is or becomes available to the general public and did not become so available through any breach of this Agreement by Grantee or Grantee’s breach of a duty owed to the Corporation.

(4) “Restricted Services” shall mean any commercial banking, savings banking, mortgage lending, or any similar lending or banking services.
(5) “Restricted Territory” shall mean anywhere in the geographic area consisting of the states of the United States in which any of the Affiliated Companies operate banking offices at any time during the Grantee’s employment with the Corporation or any Affiliated Companies.
(6) “Solicit” shall mean any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, persuading, encouraging or requesting any person or entity, in any manner, to take or refrain from taking any action; provided, however, that the term “Solicit” shall not include general advertisements by an entity with which Grantee is associated or other communications in any media not targeted specifically at any specific individual described in Section 12(a) or 12(b).

(e)
Enforcement; Remedies; Blue Pencil. Grantee acknowledges that: (1) the various covenants, restrictions, and obligations set forth in this Section 12 are separate and independent obligations, and may be enforced separately or in any combination; (2) the provisions of this Section 12 are fundamental and essential for the protection of the Corporation’s and the Affiliated Companies’ legitimate business and proprietary interests, and the Affiliated Companies (other than the Corporation) are intended third-party beneficiaries of such provisions; (3) such provisions are reasonable and appropriate in all respects and impose no undue hardship on Grantee; and (4) in the event of any violation by Grantee of any of such provisions, the Corporation and, if applicable, the Affiliated Companies, will suffer irreparable harm and their remedies at law may be inadequate. In the event of any violation or attempted violation of any provision of this Section 12 by Grantee, the Corporation and the Affiliated Companies, or any of them, as the case may be, shall be entitled to a temporary restraining order, temporary and permanent injunctions, specific performance, and other equitable relief, without any showing of irreparable harm or damage or the posting of any bond, in addition to any other rights or remedies that may then be available to them, including, without limitation, money damages and the cessation of the payment or provision of the issuance of stock awards as contemplated under Section 5. If any of the covenants set forth in this Section 12 is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such covenant shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining such covenants shall not be affected thereby.

13.
Employment Claims. In return for the benefits that Grantee may receive under this Agreement and for continued employment, Grantee agrees not to commence any action or suit related to Grantee’s employment by Bancorp or an Affiliated Company:

(a)	More than six months after the termination of Grantee’s employment, if the action or suit is related to the termination of Grantee’s employment; or

(b)	More than six months after the event or occurrence on which Grantee’s claim is based, if the action or suit is based on an event or occurrence other than the termination of Grantee’s employment.
Grantee agrees to waive any statute of limitations that is contrary to this paragraph.

14.
Notices. Each notice relating to this Agreement must be in writing and delivered in person or by registered mail to the Corporation at its office, 255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202, attention of the Secretary, or at such other place as the Corporation has designated by notice. All notices to the Grantee or other person or persons succeeding to his or her interest will be delivered to the Grantee or such other person or persons at the Grantee's address as specified in a notice filed with the Corporation.

15.
Determinations of the Corporation Final. Any dispute or disagreement which arises under, as a result of, or in any way relates to the interpretation or construction of this Agreement will be determined by the Board of Directors of the Corporation or by a committee appointed by the Board of Directors of the Corporation (or any successor corporation). The Grantee hereby agrees to accept any such determination as final, binding and conclusive for all purposes.

16.
Successors. All rights under this Agreement are personal to the Grantee and are not transferable except that in the event of the Grantee's death, such rights are transferable to the Grantee's legal representatives, heirs or legatees. This Agreement will inure to the benefit of and be binding upon the Corporation and its successors and assigns.

17.
Obligations of the Corporation. The liability of the Corporation under the Plan and this Agreement is limited to the obligations set forth therein. No term or provision of the Plan or this Agreement will be construed to impose any liability on the Corporation in favor of the Grantee with respect to any loss, cost or expense which the Grantee may incur in connection with or arising out of any transaction in connection therewith.

18.
No Employment Rights. Nothing in the Plan or this Agreement or any related material shall give the Grantee the right to continue in the employment of the Corporation or any subsidiary of the Corporation or adversely affect the right of the Corporation or any subsidiary of the Corporation to terminate the Grantee’s employment with or without cause at any time.

19.	Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of Ohio.

20.
Plan. The Plan will control if there is any conflict between the Plan and this Agreement and on any matters that are not contained in this Agreement. A copy of the Plan has been provided to the Grantee and is incorporated by reference and made a part of this Agreement. Capitalized terms used but not specifically defined in this Agreement will have the definitions given to them in the Plan.

21.
Entire Agreement. This Agreement and the Plan supersede any other agreement, whether written or oral, that may have been made or entered into by the Corporation and/or any of its subsidiaries and the Grantee relating to the shares of restricted Common Stock that are granted under this Agreement. This Agreement and the Plan constitute the entire agreement by the parties with respect to such matters, and there are no agreements or commitments except as set forth herein and in the Plan. The terms of this Agreement do not replace or supersede the terms of any agreement or incentive compensation arrangement the Grantee is subject to that includes provisions concerning confidentiality, non-competition or non-solicitation by the Grantee (a “non-solicitation agreement”).

Any non-solicitation agreement that Grantee is subject to shall remain in full force and effect as written without impact from this Agreement.

22.
Captions; Counterparts. The captions in this Agreement are for convenience only and will not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in any number of counterparts, each of which will constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement for Restricted Stock Award has been executed and dated by the parties hereto as of the day and year first above written.

FIRST FINANCIAL BANCORP.

By:     _______________________________________

Title:

<Enter Employee Name>
By clicking on the “I ACCEPT” button where this Agreement appears in Merrill Lynch Benefits Online, or “BOL,” you are electronically signing this Agreement, and thus, agreeing to all of the terms and conditions of this Agreement,

Restricted Stock Award (2012 Stock Plan)